Exhibit  5

HART & HART, LLC
ATTORNEYS AT LAW
1624 Washington Street
Denver, CO  80203

William T. Hart, P.C.	________	harttrinen@aol.com
Will Hart	(303) 839-0061	Fax: (303) 839-5414

May 18, 2016

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182

              This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation (“CEL-SCI”), of:

•	up to 10,000,000 shares of common stock;

•	warrants to purchase up to 6,600,000 shares of common stock;

•	up to 6,600,000 shares of common stock issuable upon the exercise of the warrants;

•	Placement Agent warrants which allow for the purchase of up to 500,000 shares of common stock; and

•	up to 500,000 shares of common stock issuable upon the exercise of the Placement Agent warrants,

all as  referred  to  in  the   Registration   Statement   on  Form  S-3  (File  No. 333-205444) (the "Registration Statement") filed with the Securities and Exchange Commission,  declared  effective by the Securities and Exchange  Commission (the "Commission")  on October 30, 2015,  the  prospectus  included  therein  (the "Prospectus")  and the  prospectus  supplement,  dated  May 18, 2016 (the "Prospectus  Supplement"). The Prospectus Supplement pertains to registered direct offering (the "Offering")   pursuant to the Placement Agent Agreement dated May 17, 2016 between the Company and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC.

              We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

•
the shares of common stock mentioned above, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus  Supplement,  have been legally  issued and these shares represent fully paid and non-assessable  shares of CEL-SCI's  common stock;

•
the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, have been legally issued, are fully paid and non-assessable and are the binding obligations of CEL-SCI in  accordance  with the  terms thereof; and

•
the shares of common stock issuable upon the exercise of the warrants, when sold in the manner described in the Registration  Statement,  the Prospectus  and the Prospectus  Supplement,  will be legally issued  and will  represent  fully paid and  non-assessable  shares of CEL-SCI's common stock.

Very truly yours,

HART & HART, LLC

/s/  William T. Hart

William T. Hart